Exhibit 99.2

THE CIRCUIT PROTECTION DEVICES BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED FINANCIAL STATEMENTS

As of December 25, 2015 and September 25, 2015 and for quarterly periods ended December 25, 2015 and December 26, 2014

THE CIRCUIT PROTECTION DEVICES BUSINESS OF TE CONNECTIVITY LTD.

THE CIRCUIT PROTECTION DEVICES BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Quarters Ended
	December 25, 2015	December 26, 2014
	(in thousands)
Net sales	$35,821	$54,517
Cost of sales	24,030	34,793
Gross margin	11,791	19,724
Selling expenses	3,919	4,988
General and administrative expenses	2,675	3,582
Research, development, and engineering expenses	3,335	3,775
Restructuring charges, net	1	372
Income before income taxes	1,861	7,007
Income tax expense	(1,042)	(4,239)
Net income	$819	$2,768

See Notes to Condensed Combined Financial Statements.

THE CIRCUIT PROTECTION DEVICES BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Quarters Ended
	December 25, 2015	December 26, 2014
	(in thousands)
Net income	$819	$2,768
Other comprehensive loss:
Currency translation	(464)	(4,165)
Other comprehensive loss	(464)	(4,165)
Comprehensive income (loss)	$355	$(1,397)

See Notes to Condensed Combined Financial Statements.

THE CIRCUIT PROTECTION DEVICES BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	December 25, 2015	September 25, 2015
	(in thousands)
Assets
Current assets:
Accounts receivable, net of allowance for doubtful accounts of $39 and $34, respectively	$29,220	$36,901
Inventories	20,230	18,186
Prepaid expenses and other current assets	5,165	4,476
Deferred income taxes	5,181	5,181
Total current assets	59,796	64,744
Property, plant, and equipment, net	38,932	42,631
Goodwill	80,000	80,000
Intangible assets, net	17,409	17,931
Deferred income taxes	4,978	4,845
Other assets	7,277	8,219
Total Assets	$208,392	$218,370
Liabilities and Business Unit Equity
Current liabilities:
Accounts payable	$17,517	$22,775
Accrued and other current liabilities	21,601	20,440
Total current liabilities	39,118	43,215
Deferred income taxes	6,710	6,720
Income taxes	4,617	4,288
Other liabilities	2,272	2,060
Total Liabilities	52,717	56,283
Commitments and contingencies (Note 8)
Business Unit Equity:
Parent company investment	139,642	145,590
Accumulated other comprehensive income	16,033	16,497
Total Business Unit Equity	155,675	162,087
Total Liabilities and Business Unit Equity	$208,392	$218,370

See Notes to Condensed Combined Financial Statements.

THE CIRCUIT PROTECTION DEVICES BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Quarters Ended
	December 25, 2015	December 26, 2014
	(in thousands)
Cash Flows From Operating Activities:
Net income	$819	$2,768
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	2,330	2,436
Deferred income taxes	(132)	(537)
Provision for losses on accounts receivable and inventories	125	1,053
Share-based compensation expense	281	298
Changes in assets and liabilities
Accounts receivable, net	7,702	719
Inventories	(2,235)	(3,294)
Accounts payable	(5,403)	(1,302)
Accrued and other current liabilities	1,106	(697)
Other	(55)	484
Net cash provided by operating activities	4,538	1,928
Cash Flows From Investing Activities:
Capital expenditures	(572)	(742)
Net cash used in investing activities	(572)	(742)
Cash Flows From Financing Activities:
Net financing activities with Parent and Parent’s subsidiaries	(3,966)	(1,186)
Net cash used in financing activities	(3,966)	(1,186)
Net increase in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$—

See Notes to Condensed Combined Financial Statements.

THE CIRCUIT PROTECTION DEVICES BUSINESS OF TE CONNECTIVITY LTD.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. Basis of Presentation

The unaudited Condensed Combined Financial Statements of the Circuit Protection Devices business (“CPD” or the “Company,” which may be referred to as “we, “us,” or “our”) of TE Connectivity Ltd. (“TE Connectivity” or “Parent”) have been prepared in United States (“U.S.”) dollars, in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In management’s opinion, the unaudited Condensed Combined Financial Statements contain all normal recurring adjustments necessary for a fair presentation of interim results. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire fiscal year or any subsequent interim period.

The assets and liabilities in the Condensed Combined Financial Statements have been reflected on a historical cost basis, as included in the historical Condensed Consolidated Balance Sheets of Parent. The Condensed Combined Statements of Operations include allocations for a) certain support functions that are provided on a centralized basis by Parent and historically recorded at the business unit level, as well as b) corporate costs not historically allocated by Parent to the business unit level. These expenses include departmental charges related to executive office, finance, tax, treasury, human resources, information technology, and legal, among others. These expenses have been allocated to CPD on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of operating income, headcount or other measures of CPD or Parent. Management believes the assumptions underlying the Condensed Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from Parent, are reasonable. Nevertheless, the Condensed Combined Financial Statements may not include the actual expenses that would have been incurred by CPD and may not reflect the combined results of operations, financial position, and cash flows had it been a stand-alone business during the periods presented. Actual costs that would have been incurred had CPD been a stand-alone business would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The year-end balance sheet data was derived from audited financial statements, but does not include all of the information and disclosures required by GAAP. These financial statements should be read in conjunction with our audited Combined Financial Statements for the fiscal year ended September 25, 2015.

Unless otherwise indicated, references in the Condensed Combined Financial Statements to fiscal 2016 and fiscal 2015 are to our fiscal years ending September 30, 2016 and September 25, 2015, respectively.

On November 7, 2015, Parent entered into a definitive agreement to sell CPD for $350 million in cash, subject to a final working capital adjustment. The transaction closed on March 25, 2016.

2. Accounting Pronouncements

Recently Issued Accounting Pronouncement

In February 2016, the FASB issued ASC 842, Leases, requiring lessees to recognize a lease liability and a right-of-use asset for most leases. This guidance will be effective for us in the first quarter of fiscal 2020. The new standard is required to be applied using a modified retrospective transition approach which requires application of the new guidance for all periods presented. We are currently assessing the impact that adoption will have on our financial position.

3. Restructuring Charges, Net

Restructuring charges, net consist primarily of employee severance charges.

Activity in our restructuring reserves during the first quarter of fiscal 2016 is summarized as follows:

	Balance at Beginning of Period	Charges	Cash Payments	Non-Cash Items and Other(1)	Balance at End of Period
	(in thousands)

Pre-Fiscal 2014 activity	$4,343	$1	$(1,066)	$24	$3,302

(1)	Includes non-cash charges associated with asset write-offs and the effects of currency translation.

Prior to fiscal 2014, we initiated restructuring programs primarily associated with headcount reductions and manufacturing site closures. In connection with these programs, we recorded net restructuring charges of $1 thousand and $372 thousand during the first quarters of fiscal 2016 and 2015, respectively. We do not expect to incur any additional charges related to programs initiated prior to fiscal 2014.

Total Restructuring Reserves

At December 25, 2015 and September 25, 2015, all restructuring reserves were included in accrued and other current liabilities on the Condensed Combined Balance Sheets.

4. Inventories

Inventories consisted of the following:

	December 25, 2015	September 25, 2015
	(in thousands)
Raw materials	$2,637	$3,511
Work in progress	7,652	7,419
Finished goods	9,941	7,256
Inventories	$20,230	$18,186

5. Goodwill

Goodwill was $80,000 thousand and accumulated impairment losses were $214,000 thousand at December 25, 2015. There were no changes to these balances from fiscal 2015.

6. Intangible Assets, Net

Intangible assets consisted of the following:

	December 25, 2015			September 25, 2015
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
Intellectual property	$50,570	$(33,865)	$16,705	$50,570	$(33,359)	$17,211
Other	1,074	(370)	704	1,080	(360)	720
Total	$51,644	$(34,235)	$17,409	$51,650	$(33,719)	$17,931

Intangible asset amortization expense was $515 thousand during both of the first quarters of fiscal 2015 and 2014, respectively.

The aggregate amortization expense on intangible assets is expected to be as follows:

(in thousands)
Remainder of fiscal 2016	$1,556
Fiscal 2017	2,072
Fiscal 2018	2,072
Fiscal 2019	2,051
Fiscal 2020	2,037
Fiscal 2021	2,037
Thereafter	5,584
Total	$17,409

7. Accrued and Other Current Liabilities

Accrued and other current liabilities consisted of the following:

	December 25, 2015	September 25, 2015
	(in thousands)
Accrued payroll and employee benefits	$10,910	$9,235
Restructuring reserves	3,302	4,343
Value-added and other duties and taxes payable	1,724	2,192
Income taxes payable	1,877	1,820
Other	3,788	2,850
Accrued and other current liabilities	$21,601	$20,440

8. Commitments and Contingencies

In the ordinary course of business, we are subject to various legal proceedings and claims, including patent infringement claims, product liability matters, employment disputes, disputes on agreements, other commercial disputes, environmental matters, antitrust claims, and tax matters, including non-income tax matters such as value added tax, sales and use tax, real estate tax, and transfer tax. Although it is not feasible to predict the outcome of these proceedings, based upon our experience, current information, and applicable law, we do not expect that the outcome of these proceedings, either individually or in the aggregate, will have a material effect on our results of operations, financial position, or cash flows.

9. Income Taxes

We recorded income tax provisions of $1,042 thousand and $4,239 thousand for the quarters ended December 25, 2015 and December 26, 2014, respectively. The effective tax rate for the quarter ended December 25, 2015 reflects tax expense related to the tax impact of an intra-entity sale of property and $234 thousand of income tax expense related to uncertain tax provisions. The effective tax rate for the quarter ended December 26, 2014 reflects tax expense related to the tax impact of an intra-entity sale of property, as well as $957 thousand related to the tax impacts of certain intercompany transactions and $515 thousand related to uncertain tax provisions.

We record accrued interest as well as penalties related to uncertain tax positions as part of the provision for income taxes. As of December 25, 2015, we had recorded $810 thousand of accrued interest and penalties related to uncertain tax positions, all of which was recorded in income taxes on the Condensed Combined Balance Sheet. During the three months ended December 25, 2015, we recognized $78 thousand of expense related to interest and penalties on the Condensed Combined Statement of Operations. As of September 25, 2015, the balance of accrued interest and penalties was $732 thousand, all of which was recorded in income taxes on the Condensed Combined Balance Sheet.

CPD’s U.S. operations were included in various income tax returns which were filed on a unitary, consolidated, or stand-alone basis in multiple U.S. jurisdictions, which generally have statutes of limitations ranging from 3 to 4 years.

CPD’s non-U.S. operations were included in various income tax returns of non-U.S. subsidiaries which file income tax returns in the countries in which they have operations. Generally, these countries have statutes of limitations ranging from 3 to 10 years.

Although it is difficult to predict the timing or results of our worldwide examinations, we estimate that up to approximately $1,800 thousand of unrecognized income tax benefits, excluding the impact relating to accrued interest and penalties, could be resolved within the next twelve months.

We are not aware of any other matters that would result in significant changes to the amount of unrecognized income tax benefits reflected on the Condensed Combined Balance Sheet as of December 25, 2015.

10. Retirement Plans

Certain CPD employees participate in various defined benefit pension plans sponsored by Parent (the “Shared Plans”). Pension expense, calculated as actuarially determined service and interest cost, for CPD employees that participate in these Shared Plans was $127 thousand and $139 thousand in the first quarters of fiscal 2016 and 2015, respectively. The Condensed Combined Balance Sheets do not include any liabilities associated with the Shared Plans.

11. Related Party Transactions, Parent’s Net Investment, and Significant Transactions

Related Party Transactions

All significant intercompany transactions and accounts within CPD’s combined businesses have been eliminated. All intercompany transactions between CPD and Parent and/or Parent’s other subsidiaries have been included in the Condensed Combined Financial Statements as changes in Parent company investment. As the books and records of CPD were not kept on a separate-company basis, the determination of the average net balance due to or from Parent was not practicable.

Corporate Allocations and Parent Company Investment

Historically, Parent has provided services to, and funded certain expenses for CPD that have been included as a direct component of CPD’s historical accounting records, such as information technology, global operations, legal, and finance (the “direct allocations”). In addition, the Condensed Combined Financial Statements include general corporate expenses of Parent which were not historically allocated to CPD for certain support functions that are provided on a centralized basis within Parent and not recorded at the business unit level (“general corporate expenses”). The general corporate expenses often related to the same or similar functions as the direct allocations, but were not recorded at the business unit level for Parent financial reporting purposes. For purposes of these stand-alone financial statements, the general corporate expenses have been allocated to CPD. The direct allocations and general corporate expenses are included in the Condensed Combined Statements of Operations as components of cost of sales; selling expenses; research, development, and engineering expenses; and general and administrative expenses, respectively, and accordingly, as a component of business unit equity. These expenses have been allocated to CPD on a pro rata basis of operating income. Management believes the assumptions underlying the Condensed Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from Parent, are reasonable. Nevertheless, the Condensed Combined Financial Statements may not include all of the actual expenses that would have been incurred and may not reflect CPD’s combined results of operations, financial position, and cash flows had it been a stand-alone company during the periods presented. Actual costs that would have been incurred if CPD had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The corporate allocations made during the first quarters of fiscal 2016 and 2015 of $2,893 thousand and $4,432 thousand, respectively, included both general corporate expenses of Parent which were not historically allocated to CPD of $920 thousand, and $1,745 thousand, respectively, and the direct allocations historically recorded on CPD’s accounting records of $1,973 thousand and $2,687 thousand, respectively.

All significant intercompany transactions between CPD and Parent are considered to be effectively settled for cash at the time the separation of CPD from Parent is recorded. As discussed above, the total net effect of the settlement of these intercompany transactions is reflected in the Condensed Combined Statements of Cash Flows as a financing activity and in the Condensed Combined Balance Sheets as Parent company investment.

12. Subsequent Events

CPD has evaluated subsequent events through May 10, 2016. Other than as discussed in Note 1 above, no significant subsequent events have occurred through this date requiring adjustment to the Condensed Combined Financial Statements or disclosures.